Registration No. 333-662
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________

                       Post Effective Amendment No. 1 to

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               _________________

                                 HUNTCO INC.
             (Exact name of registrant as specified in its charter)

        Missouri                                 43-1643751
(State or other jurisdiction       (I.R.S. Employer Identification No.)
of incorporation or organization)

                   14323 South Outer Forty, Suite 600 N.
                      Town & Country, Missouri 63017
           (Address of Principal Executive Offices)  (Zip Code)

                Huntco Inc. 401(K) Retirement Savings Plan
                         (Full title of the plan)
                            _________________

                           Robert J. Marischen
                 Vice Chairman and Chief Executive Officer
                               Huntco Inc.
                   14323 South Outer Forty, Suite 600 N.
                      Town & Country, Missouri 63017
                  (Name and address of agent for service)

                             (314) 878-0155
       (Telephone number, including area code, of agent for service)


                                 PART II
     On January 29, 1996, Huntco Inc. (the "Company") registered under the Securities Act of 1933, as amended, the offering of 75,000 shares of its Class A common stock, par value $.01 per share (the "Class A Common Stock") as an investment alternative under the Huntco Inc. 401(k) Retirement Savings Plan (the "Plan"), including an unlimited number of plan interests (the "Offering"). The Offering was registered on Form S-8 and the Securities Act file number relating to that offering is 333-662 (the "Registration Statement"). The Company desires to terminate the Offering. Accordingly, the Company hereby removes from registration by means of this Post Effective Amendment No. 1, any shares of Class A Common Stock, including any plan interests related thereto, which remain unsold and unallocated to employee accounts in the Plan as of the date hereof and that are the subject of the Registration Statement.



SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town & Country, State of Missouri, on February 4, 2002.

                                      HUNTCO INC.
                                      (Registrant)


                                      By: /S/ Robert J. Marischen
					 -----------------------------
                                          Robert J. Marischen
                                          Vice Chairman
                                          and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                       Date

/S/Robert J. Marischen  Vice Chairman, Chief        February 4, 2002
----------------------- Executive Officer and
Robert J. Marischen     President (Principal
                        Executive Officer)

/S/ B.D. Hunter         Chairman of the Board       February 4, 2002
-----------------------
B.D. Hunter

/S/ Paul M. Green       Vice President and Chief    February 4, 2002
----------------------- Financial Officer
Paul M. Green           (Principal Financial and
                        Accounting Officer)

/S/ Donald E. Brandt    Director                    February 4, 2002
-----------------------
Donald E. Brandt

/S/ James J. Gavin, Jr. Director                    February 4, 2002
-----------------------
James J. Gavin, Jr.

/S/ Michael M. McCarthy Director                    February 4, 2002
-----------------------
Michael M. McCarthy


     Pursuant to the requirements of the Securities Act of 1933, the Huntco Inc. 401(K) Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town & Country, State of Missouri on the 4th day of February 2002.

                             HUNTCO INC. 401(K) Retirement Savings Plan

                             By:  HUNTCO INC. (as Plan Administrator)


                             By:  /S/ Robert J. Marischen
   			          --------------------------
                                  Robert J. Marischen
                                  Title:  Vice Chairman
                                          and Chief Executive Officer